Exhibit 99.1
Ostrow & Partners, Inc.
News Release
For: Host America Corporation	Contacts:
Release: Immediate	Sam Ostrow 203.328.3018 ceo@ostrow-partners.com

HOST AMERICA CORPORATION REDUCES LOSS IN FIRST QUARTER FY 2007:
WILL RETURN TO TIMELY FILED FINANCIAL STATEMENTS

Hamden CT, December 21 -- Host America Corporation (OTC-CAFÉ.PK) today announced a substantial reduction in its loss for the first fiscal quarter of FY 2007 compared to the prior year’s first quarter. The improvement primarily reflects that the prior period was heavily influenced by one-time charges associated with legal accruals, non-cash compensation for stock options, charges associated with the mark-to-market valuation of warrant liability and charges associated with the conversion of a long term note into equity. The company noted that this fiscal year’s first quarter was also favorably impacted by the diminishing charges for professional fees.

For the first quarter ended September 30, 2006, Host America Corporation reported a net loss of $1,370,486 or $0.17 per share on revenues of $9,114,810. This compares to a net loss of $7,629,009 or $1.16 per share on revenues of $9,048,808 in the first quarter of fiscal 2006. The company had 8,071,840 weighted average common shares outstanding in this year’s first period compared to 6,572,798 a year ago.

The company noted that with the delayed filing of its 10Q for the first quarter of fiscal 2007 it will have filed all past due periodic reports and is positioned to begin regular and timely filing of financial statements with the Securities and Exchange Commission. “Beginning normal reporting practices in December 2006 is an important milestone for the company and its shareholders, and we are pleased to have accomplished this significant step among our major priorities,” said David Murphy, acting president and chief executive officer of Host America.

“The results for the first quarter show that we are making progress in implementing our business strategy as well, including the introduction of the newly designed light controller that is so important to the future of our Energy Management business,” Mr. Murphy said. He noted that deliveries have begun on fulfilling the channel partner purchase order on the light controller, which reduces electrical demand in fluorescent lighting systems with minimal effect of reducing perceived luminosity.

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Results for Host America are presented in the following table

QUARTER ENDED September 30	2006	2005

NET REVENUES	$9,114,810	$9,048,808

LOSS FROM OPERATIONS	(1,146,858)	(3,394,106)

OTHER EXPENSES	(208,628)	(4,219,903)

LOSS BEFORE PROVISION FOR INCOME TAX	(1,355,486)	(7,614,009)

PROVISION FOR INCOME TAX	15,000	15,000

NET LOSS	(1,370,486)	(7,629,009)

PREFERRED STOCK DIVIDENDS	(8,000)	(8,000)

NET LOSS APLLICABLE TO COMMON STOCKHOLDERS	(1,378,486)	(7,637,009)

NET LOSS PER SHARE - BASIC AND DILUTED	$(0.17)	$(1.16)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	8,071,840	6,572,798

These financial results should be read in conjunction with Host America’s Quarterly Report on Form 10-Q. This Press Release has been reviewed and approved by Host America’s Disclosure Committee.

Cautions Concerning Forward-Looking Statements

All information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Host and its subsidiaries, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the risks associated with Host's entry into new commercial food and energy markets that require the company to develop demand for its products, its ability to access the capital markets, litigation, regulatory investigations and many other risks described in Host's Securities and Exchange Commission fillings. The most significant of these uncertainties are described in Host America’s Annual Report on Form 10-K all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the costs, difficulties, and uncertainties related to the implementation of the early stage energy management division, organizational changes and the integration of acquired businesses; the potential loss of one or more key customer or supplier relationships or changes to the terms of those relationships; difficulties and uncertainties related to transitions in senior management; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties or delays or increased costs in implementing Host America’s overall prospective business plan; and general economic and market conditions. Host America undertakes no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.
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